Exhibit 10.9

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 to CREDIT AGREEMENT, dated as of November 4, 2008, (this “Amendment”) among GREATBATCH LTD., a New York corporation (the “Borrower”); the LENDERS referred to in the Credit Agreement referred to below (collectively, the “Lenders”); and MANUFACTURERS AND TRADERS TRUST COMPANY (“M&T”), individually, as the Issuing Bank, a Lender, the Swing Lender and the Administrative Agent.  M&T, when acting in its capacity as administrative agent for the Lenders and the Issuing Bank, or any successor or assign that assumes that position pursuant to the terms of the Credit Agreement, is hereinafter referred to as the “Administrative Agent”).

Background

A.           The Borrower, the Lenders and the Administrative Agent have entered into that certain Credit Agreement, dated as of May 22, 2007, as amended by Amendment No. 1 dated December 20, 2007 (the “Existing Credit Agreement” and the same, as it may be amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), which provides for certain extensions of credit to the Borrower, subject to certain conditions.

B.           The Borrower has advised the Lenders that it would like to amend the Existing Credit Agreement in order to permit the Borrower to make certain payments to Parent (as defined in the Existing Credit Agreement) so that Parent may repurchase prior to maturity its outstanding 2003 Debentures (as defined in the Existing Credit Agreement).

C.           The Administrative Agent and the Lenders are willing to enter into this Amendment to permit payments from Borrower to Parent for the purpose of permitting Parent to repurchase prior to maturity its outstanding 2003 Debentures, pursuant to the terms, and subject to the conditions, specified below.

NOW THEREFORE, in consideration of the promises and conditions set forth in this Amendment, and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1.                                Defined Terms.  Terms used in this Amendment which are capitalized but not defined shall have the meanings given to such terms in the Existing Credit Agreement.  This Amendment amends the Credit Agreement, as in effect on the date hereof.

SECTION 2.                                Amendments.  The Existing Credit Agreement is hereby amended as follows:

2.1             Revised Definition of Base Rate.  The definition of “Base Rate” in Section 1.1 (Defined Terms) of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

Base Rate:  the higher of (a) the variable per annum rate of interest so designated from time to time by the Administrative Agent as its prime rate (which rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer), (b) the Federal Funds Rate plus one-half of one percent (½%) and (c) a rate of interest equal to one month LIBOR as in effect on the first Eurodollar Business Day of the then current month.

2.2             Permitted Debenture Repurchase. Section 8.4 (Restricted Payments) of the Existing Credit Agreement is amended by adding the following Subsection 8.4.5 (Permitted Debenture Repurchase) immediately following Subsection 8.4.4 (Debenture Interest Payments):

 “8.4.5  Permitted Debenture Repurchase.  The Borrower may make one or more Restricted Payments to Parent in an aggregate amount for all such Restricted Payments not to exceed, at any date of determination, $46,800,000, the proceeds of which may be used by Parent solely to repurchase its 2003 Debentures prior to maturity so long as (i) no Default or Event of Default exists (A) at the time of the Restricted Payment or would exist immediately after giving effect to the Restricted Payment or (B) at the time of any repurchase of 2003 Debentures made with the proceeds of such Restricted Payment, (ii) the Borrower is in pro forma compliance with the financial covenants set forth in Article 7 (Financial Covenants) of this Agreement after giving effect to (A) such Restricted Payment and (B) any repurchase of 2003 Debentures made with the proceeds of such Restricted Payment, (iii) the Borrower provides notice to the Administrative Agent that the Restricted Payment is being made, (iv) the proceeds of the Restricted Payment are promptly used by Parent to repurchase such 2003 Debentures and (v) the purchase price paid for each 2003 Debenture so repurchased is not more than 90% of the face amount (plus accrued and unpaid interest) of such 2003 Debenture.

SECTION 3.                                REPRESENTATIONS AND WARRANTIES.  In order to induce the Lenders and the Administrative Agent to agree to the amendments set forth in this Amendment, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Amendment:

(a)           As of the date hereof, no Default or Event of Default has occurred and is continuing or would exist immediately after giving effect to the amendments contained herein.

(b)           Each of the representations and warranties of the Loan Parties set forth in the Existing Credit Agreement and other Loan Documents is true and correct in all material respects both before and after giving effect to the amendments contemplated hereby as though each such representation and warranty were made at and as of the date hereof.

(c)           No consent or approval of any third party, or any governmental agency or authority, is necessary in connection with the execution, delivery and/or performance of this Amendment or any other instrument, agreement or other document executed and/or delivered in connection herewith and/or the enforceability hereof or thereof.

(d)           Upon satisfaction of the conditions set forth in Section 4 (Conditions Precedent) below, the Existing Credit Agreement, as amended by this Amendment, and each other Loan Document executed and/or delivered in connection herewith to which the Borrower is a party will constitute the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with the terms thereof.

SECTION 4.                                  CONDITIONS PRECEDENT.

4.1                       The amendments to the Existing Credit Agreement set forth in Section 2 above shall become effective, as of the date first above written, upon satisfaction of the following:

(a)           the execution and delivery of this Amendment by the Borrower, the Administrative Agent and the Majority Lenders; and

(b)           receipt by the Administrative Agent of such other documents and information as the Administrative Agent shall reasonably request on or prior to the date that the condition in clause (a) above is satisfied.

SECTION 5.                                MISCELLANEOUS.

5.1                       Counterparts.  This Amendment may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument. A photocopied, facsimile, PDF or similar electronic signature shall be deemed to be the functional equivalent of a manually executed original for all purposes.

5.2                       Ratification.  Except as specifically modified hereby, all of the terms, covenants and conditions of the Existing Credit Agreement and each of the other Loan Documents are ratified, reaffirmed and confirmed and shall continue in full force and effect as therein written.

5.3                       Payment of Expenses.  Without limiting other payment obligations of the Borrower set forth in the Loan Documents, the Borrower agrees to pay all reasonable, out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any other documents or instruments which may be delivered in connection herewith, including, without limitation, the reasonable fees and expenses of its counsel, Drinker Biddle & Reath LLP, whether or not this Amendment shall become effective.

5.4                       Authorization to Administrative Agent.  Each Lender hereby authorizes the Administrative Agent to take such action as shall be consistent with the purposes hereof and as it shall deem necessary or appropriate to carry out the purposes of this Amendment.

5.5                       Governing Law.  This Amendment shall be governed by, and construed in accordance with, the Law of the State of New York (excluding the Laws applicable to conflicts or choice of law).

5.6                       Binding Effect.  This Amendment shall be binding upon and inure to the benefit of Borrower, the Administrative Agent, the Lenders and their respective successors and assigns; provided, however, that Borrower may not assign this Amendment, the Existing Credit Agreement or any of the other Loan Documents or any of its rights hereunder or thereunder, and any such prohibited assignment shall be null and void.

5.7                       Severability.  If any provision of this Amendment or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Amendment and the application of such provision to any other Person or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

5.8                       References.  From and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and all references to the Credit Agreement in any and all Loan Documents, other agreements, instruments, documents, certificates and writings of every kind and nature, shall be deemed to mean the Existing Credit Agreement as modified and amended by this Amendment and as the same may be further amended, modified or supplemented in accordance with the terms thereof.

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 2 to Credit Agreement to be duly executed by their respective, duly authorized officers as of the date first above written.

BORROWER:

GREATBATCH LTD.

By:
	Name:	Thomas J. Mazza
	Title:	Senior Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:

MANUFACTURERS AND TRADERS TRUST COMPANY, in its capacity as the Administrative Agent, the Issuing Bank, the Swing Lender and a Lender

By:
	Name:	Michael J. Prendergast
	Title:	Vice President

LENDER:

Name of Bank

By:
Name:
Title: